UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOODRICH PETROLEUM
CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of principal executive offices and zip code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 1 to Form 8-A (this “Amendment”) amends the information set forth in Item 1 of the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the “Commission”) on April 6, 2017 (the “Original Form 8-A”) by Goodrich Petroleum Corporation, a Delaware corporation (the “Company”).

No new securities are being registered pursuant to this Amendment, which is being filed solely to update the description of the Company’s common stock included in the Original Form 8-A to reflect the adoption of an amendment, which was approved by the Company’s stockholders on June 13, 2019 (the “Amendment”), to the Company’s Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate of Incorporation” and as amended and restated by the Amendment, the “Certificate of Incorporation”).

The Certificate of Incorporation made the following changes to the Second A&R Certificate of Incorporation:

•                  Provides that the size of the Company’s Board of Directors (the “Board”) will consist of one or more directors with such number to be determined by the Board in its sole discretion from time to time;

•                  Provides that the Board will consist of a single class with each director serving a term of one year;

•                  Provides that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote in director elections;

•                  Removes certain provisions regarding the rights of holders of previously outstanding warrants issued by the Company; and

•                  Removes certain voting limitations and other provisions adopted in connection with and/or related to the Company’s emergence from bankruptcy in 2016.

A description of the key provisions of the Certificate of Incorporation is included in the Company’s Information Statement on Schedule 14C, filed with the Commission on June 26, 2019, and the summary above is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                      Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share (the “Common Stock”), of the Company registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Company’s registration statement on Form S-1 (File No. 333-233581), initially filed with the Commission on August 30, 2019, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, to the extent that an updated or amended description of the Common Stock is included in a prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, such description included in such prospectus shall be deemed to be incorporated herein by reference.

Item 2.                                      Exhibits.

Exhibit Number	Name of Exhibit

3.1

Third Amended and Restated Certificate of Incorporation of Goodrich Petroleum Corporation, dated August 16, 2019 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on August 21, 2019).

3.2

Second Amended and Restated Bylaws of Goodrich Petroleum Corporation, dated October 12, 2016 (Incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-214080) filed on October 12, 2016).

4.1

Registration Rights Agreement, dated as of May 31, 2019, by and among Goodrich Petroleum Corporation and the Holders party thereto, relating to the New 2L Notes (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on June 3, 2019).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Goodrich Petroleum Corporation

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: September 5, 2019

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